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

                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
               ________________________________________

                              FORM S-8

                       REGISTRATION STATEMENT
                               UNDER
                     THE SECURITIES ACT OF 1933

                  __________________________________

                          ICE HOLDINGS, INC.
        (Exact Name of Registrant as specified in its charter)

            Delaware                            33-0214792
  (State or other jurisdiction                (I.R.S. Employer
of incorporation or organization)                 I.D. Number)

            1649 Appian Way, Ste. 103, Santa Monica, CA 90401
         (Address of principal executive offices with Zip Code)
                _________________________________________

                        GREGORY M. WILSON, ESQ.
                          WILSON LAW OFFICES
                         680 Rock Pointe Tower
                         316 West Boone Avenue
                     Spokane, Washington 99201-2346
                            (509) 325-8412
                ________________________________________

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

                     CALCULATION OF REGISTRATION FEE

TITLE OF SHARES          SHARES TO BE          PROPOSED MAXIMUM
TO BE REGISTERED          REGISTERED            OFFERING PRICE
                                                   PER SHARE

Common Stock,               350,000                  $0.02
$0.001 par
value per share

                           PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The documents containing the information specified in Part I of Form S-8 are not Required to be filed with the Securities and Exchange Commission (the "Commission") either as a part of this registration statement or as prospectuses or prospectus supplements pursuant to the Note to Part I of Form S-8 and Rule 424 under the Securities Act of 1933 (the "Act"). The information required in the Section 10(a) prospectus is included in documents being maintained and delivered by Ice Holdings, Inc. as required by Part I of Form S-8 and by Rule 428 under the Act.

                          PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents are hereby incorporated by reference in this Form S-8: the registrant's annual report on Form 10-KSB for the fiscal year ended March 31, 1996; the registrant's quarterly report on Form 10-QSB for the quarter ended June 30, 1996, the registrant's Form 8-K dated October 10, 1996.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Under Section 145 of the General Delaware Corporation Law (the "Delaware Law") the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended.

          In addition, the Registrant's Certificate of Incorporation, as amended, (the'Certificate') provides that the Registrant shall, to the fullest extent permitted by Section 145 of the Delaware Law, indemnify all persons whom it may indemnify pursuant thereto, and further, that a director shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

          The above discussion of the Registrant's Bylaws, Certificate of Incorporation and the Delaware Law is not intended to be exhaustive and is respectfully qualified in its entirety by such Bylaws, Certificate and statutes.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

ITEM 8.   EXHIBITS.

          (4)  (a)  The Company's Stock Option Plan
               (b)  The Company's Stock Option Agreement

          (5)  Opinion of Wilson Law Offices.

          (23) (a)  Consent of Fox & Fox

ITEM 9.   UNDERTAKINGS.

         (a)    The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i)  To include any prospectus required by
                     section 10(a)(3) of the Securities Act of 1933;

                     (ii)  To reflect in the prospectus any facts
                     or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the
                     Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2)  That for the purpose of determining any
                     liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities which remain unused at the termination of the offering.

                     (b) The undersigned registrant hereby
                     undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on October 22, 1996.

ICE HOLDINGS, INC.


_________________________________
Felicia Murray, Duly Authorized Officer, and President


_________________________________
Jocelyn Scroggins, Duly Authorized
Officer and Treasurer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Dated: October 22, 1996  _________________________________
                         Felicia Murray, Director


Dated: October 22, 1996  _________________________________
                         Jocelyn Scroggins, Director


Dated: October 22, 1996  _________________________________
                         Kim Kallfelz, Director

EXHIBIT 4(a)

                      ICE HOLDINGS, INC.
                    1996 STOCK OPTION PLAN

1. THE PLAN. This 1996 Stock Option Plan (the "Plan") is intended to encourage ownership of stock of Ice Holdings, Inc.
(the "Corporation") by specified employees of the Corporation and to provide additional incentive for them to promote the success of the business of the Corporation.

2. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Paragraph 13 hereof, the total number of shares of Common Stock, par value $0.001 per share, of the Corporation (the "Stock") which may be issued pursuant to Incentive Stock Options (as hereinafter defined) and non-incentive stock options granted under the Plan (the "Options") shall be 350,000.
Such shares of Stock may be, in whole or in part, either authorized and unissued shares or treasury shares as the Board of Directors of the Corporation (the"Board") shall from time to time determine. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered thereby shall (unless the Plan shall have been terminated) again be available for Options under the Plan.

3. ADMINISTRATION OF THE PLAN. The Plan shall be administered in all respects by a committee (the "Committee") composed of at least two non-employee members of the Board who are designated by the Board, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission, as the same (or any successor regulation thereto) may be in effect from time to time, which Committee shall have plenary authority, in its discretion, to determine the employees of the Corporation and to whom Options shall be granted ("Optionees"), the number of shares to be subject to each Option (subject to the provisions of Paragraph 2) and the terms of each Option. The Committee shall also have plenary authority, subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind any rules and regulations relating to the Plan and to take such other action in connection with the Plan as it deems necessary or advisable. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted thereunder shall be final, and no member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder.

4. EMPLOYEES ELIGIBLE FOR OPTIONS. All employees of the Corporation, including all employees who are also directors of
the Corporation.   In making the determination as to employees to
whom Options shall be granted and as to the number of shares to be covered by such Options, the Committee shall take into account the duties of the respective employees, their present and potential contributions to the success of the Corporation and such other factors as it shall deem relevant in connection with accomplishing the purposes of the Plan.

5. TERM OF PLAN. The Plan shall terminate on, and no Options shall be granted after, October 18, 2006, provided that the Board may at any time terminate the Plan prior thereto.

6. OPTION PRICE. Each Option shall state the option price which shall be determined by the Committee.

7. TERM OF OPTIONS. The term of each Option shall be for a maximum of ten years from the date of granting thereof, and a maximum of five years in the case of an Incentive Stock Option granted to a 10% Holder, but may be for a lesser period or be subject to earlier termination as hereinafter provided.

8. EXERCISE OF OPTIONS.

   (a) An Option may be exercised from time to time as to any part or all of the Stock to which the Optionee shall then be entitled subject to any vesting schedule which may be set by the Committee at the time such Option is granted; provided, however, that an Option may not be exercised (A) as to less than 100 Shares at any time (or for the remaining Shares then purchasable under the Option, if less than 100 Shares),
(B) prior to the expiration of six months from date of grant except in the case of the death or disability of the Optionee. The purchase price of the Stock issuable upon exercise of an Option shall be paid in full at the time of the exercise thereof
(i) in cash, (ii) by the transfer to the Corporation of shares of its Stock with a fair market value (as determined by the Committee) equal to the purchase price of the Stock issuable upon exercise of such Option, or (iii) by delivery of cash and a note as set forth in Subparagraph (b) below; provided, however, that payment as set forth in clauses (ii) and (iii) are subject to approval by the Committee in its sole discretion. The holder of an Option shall not have any rights as a stockholder with respect to the Stock issuable upon exercise of an Option until certificates for such Stock shall have been delivered to him after the exercise of the Option.

   (b) The Committee may, in its sole discretion, determine with respect to any Option that it shall provide that the optionee shall be entitled to pay for the shares purchased upon exercise of the option upon the following terms and conditions:

          (i) The price per share will be payable in cash at least equal to the par value of the Stock covered by such Option and the remainder with a promissory
          note (the "Note"),  in form   satisfactory to counsel
          to the Corporation. The Note will mature and be payable no later than on the tenth anniversary of the exercise date and shall bear interest and be payable at such time or times as the Committee may determine. The Optionee will have the right to prepay at any time the entire, and from time to time any portion of, the unpaid principal of the Note. No prepayment shall in any way obligate the Corporation to forgive or accelerate the forgiveness of any portion of the Note.

         (ii) As part of its compensation program, the Corporation may forgive on each annual anniversary of the exercise date not less than 5% of the purchase price (but not accrued interest) by crediting such amount against the principal of the Note (or will pay the optionee such percentage of the purchase price in the event of prepayment by the optionee) if, and only if, the Optionee is on such date, and has at all times during the preceding twelve months been, an active or retired employee of the Corporation or subsidiary corporation of the Corporation. If an Optionee disposes of any of the shares acquired upon exercise of any option granted in accordance with this Subparagraph 9(b), the amount of any forgiveness on each subsequent anniversary shall be reduced proportionately.

         (iii) Whenever in the judgment of the Committee, the profitability and financial and other conditions of the Corporation are such as to justify such action, the Committee may increase or accelerate to such date as it shall determine the forgiveness of all or any portions of the Note. Such action is discretionary and is not required regardless of the Corporation's financial condition or the optionee's performance. Accrued interest if due on any portion of the Note so forgiven shall be payable on the date to which forgiveness is accelerated.

         (iv) Upon the termination of employment of an Optionee for any reason whatsoever, other than death, disability, or retirement, the entire unpaid balance due on the Note shall become and be immediately due and payable, with accrued interest, on the sixtieth day after such termination. Upon the termination of employment of an Optionee by reason of death, disability, or retirement, the payment terms of the Note shall not accelerate and the Note shall remain the obligation of the Optionee or the Optionee's estate.


         (v) The Committee may, in its discretion, require the Optionee to pledge the Stock acquired through exercise of the Option as security for repayment of the Note.

9. NON-TRANSFERABILITY OF OPTIONS. Except as provided in the following sentence, an Option shall not be transferable otherwise than by will or the laws of descent and distribution and is exercisable during the lifetime of the employee only by him or his guardian or legal representative. The Committee shall have discretionary authority to grant Options which will be transferrable to members of an Optionee's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners. A transferred Option shall be subject to all of the same terms and conditions as if such Option had not been transferred.

10. FORM OF OPTION. Each Option granted pursuant to the Plan shall be evidenced by an agreement (the "Option Agreement").
The Option Agreement shall comply in all respects with the terms and conditions of the Plan and may contain such additional provisions, including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable.

11. TERMINATION OF EMPLOYMENT. In the event that the employment of an Optionee shall be terminated (otherwise than by reason of death), such Option shall be exercisable
(to the extent that such Option was exercisable at the time of termination of his employment) at any time prior to the expiration of a period of time not exceeding three months after such termination, but not more than ten years (five years in the case of an Incentive Stock Option granted to a 10%
Holder) after the date on which such Option shall have been granted. Nothing in the Plan or in the Option Agreement shall confer upon the Optionee any right to be continued in the employ of the Corporation or its subsidiaries or interfere in any way with the right of the Corporation or any subsidiary to terminate or otherwise modify the terms of Optionee's employment, provided, however, that a change in Optionee's duties or position shall not affect such Optionee's Option so long as such Optionee is still an employee of the Corporation or its subsidiaries.

12. DEATH OF OPTIONEE. In the event of the death of an Optionee, any unexercised portion of this Option shall be exercisable (to the extent that such Option was exercisable at the time of his death) at any time prior to the expiration of a period not exceeding three months after his death (or, in the case of an Option which is not an Incentive Stock Option, three months after the appointment and qualification of Optionees legal representative) but not more than ten years (five years in the case of an Incentive Stock Option granted to a 10% Holder) after the date on which such Option shall have been granted and only by such person or persons to whom such deceased Optionee's rights shall pass under such Optionee's will or by the laws of descent and distribution.

13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of changes in the outstanding Stock of the Corporation by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations or liquidations, the number and class of shares or the amount of cash or other assets or securities available upon the exercise of any Option granted hereunder, the exercise price therefor, the maximum number of Shares as to which Options may be granted to an employee and the total number of shares which may be issued upon exercise of Options under this Plan shall be correspondingly adjusted, to the end that the Optionee's proportionate interest in the Corporation, any successor thereto or in the cash, assets or other securities into which Shares are converted or exchanged, and the cost thereof, shall be maintained to the same extent, as near as may be practicable, as immediately before the occurrence of any such event. All references in this Plan to "Stock" from and after the occurrence of such event shall be deemed for all purposes of this Plan to refer to such other class of shares or securities issuable upon the exercise of Options granted pursuant hereto.

14. SHAREHOLDER APPROVAL. This Plan is subject to and no Options shall be exercisable hereunder until after the approval of this Plan by the holders of a majority of the Common Stock of the Corporation.

15. AMENDMENT OF THE PLAN. The Board shall have complete power and authority to modify or amend the Plan (including the form of Option Agreement) from time to time in such respects as it shall deem advisable; provided, however, that the Board shall not, without the approval of the votes represented by a majority of the votes represented by the outstanding common voting equity of the Corporation present or represented at a meeting duly held in accordance with the applicable laws of the Corporation's jurisdiction of incorporation and entitled to vote at a meeting of stockholders or by the written consent of shareholders owning stock representing a majority of the votes of the Corporation's outstanding stock, (i) increase the maximum number of shares which in the aggregate are subject to Options under the Plan (except as provided by Paragraph 14), (ii) extend the term of the Plan or the period during which Options may be granted or exercised, (iii) change the option price of the Stock issued upon exercise of Options at the time of the granting thereof, (iv) materially increase the benefits accruing to participants under the Plan, or (v) modify the requirements as to eligibility for
participation in the Plan.   No  termination  or  amendment  of
the Plan shall, without the consent of the individual Optionee, adversely affect the rights of such Optionee under an Option theretofore granted to him or under such Optionee's Option Agreement.

16. TAXES. The Corporation may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any Options granted under the Plan. The Corporation may further require notification from the Optionees upon any disposition of Stock acquired pursuant to the exercise of Options granted hereunder.

17. CODE REFERENCES AND DEFINITIONS. Whenever reference is made in this Plan to a section of the Internal Revenue Code, the reference shall be to said section as it is now in force or as it may hereafter be amended by any amendment which is applicable to this Plan. The terms "Incentive Stock Option" and "ISO" shall have the meanings given to them by Section 422A of the Internal Revenue Code. The term "10% Holder" shall mean any person who, for purpose of Section 422A of the Internal Revenue Code owns more than 10% of the total combined voting power of all classes of stock of the employer corporation or of any subsidiary corporation.

Plan adopted by the Board of Directors on October ____, 1996.

ICE HOLDINGS, INC.


____________________________
By:
President

EXHIBIT 4 (a)

                     ICE HOLDINGS, INC.
          STOCK OPTION AGREEMENT FOR OPTIONS GRANTED
                   1996 STOCK OPTION PLAN

    STOCK OPTION AGREEMENT, made and entered into as of the ____ day of October, 1996 (the "Date of Grant") by and between ICE HOLDINGS, INC., a Delaware corporation (the "Company") and [Enter option holder's name] , an employee of the Company (the "Option Holder").

     Attached hereto as Exhibit A is a true and correct copy of the Company's 1996 Stock Option Plan (the "Plan"). This
Agreement is subject, in all respects, to the terms of the Plan, which has been duly adopted by the Board of Directors of the Company.

     NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the parties hereto agree as follows:

1. OPTION GRANT. Subject to the terms and conditions of the Plan, the Company grants to the Option Holder an option (the "Option") to purchase [enter number of shares] shares of the Company's Common Stock, par value $0.001 per share (the "Stock").

2. OPTION PRICE. The Option exercise price of the shares of Stock covered by the Option shall be $[enter option dollars] per share subject to adjustment as provided in paragraph 10 of this Agreement (the "Option Price").

3. TIME OF EXERCISE. The Option may be exercised prior to its expiration from time to time and at any time or times commencing on the date of this agreement.

4. EXPIRATION OF OPTION. Subject to the provisions of paragraphs 8 and 9 of this Agreement, the Option shall expire at 5:00 P.M. (Pacific time) ten (10) years from the date hereof.

5. MANNER OF EXERCISING OPTION. The Option is exercisable only by written notice to the Company substantially in the form of that attached to this Agreement as Exhibit B. Such notice shall be accompanied by a certified or cashier's check, or postal or express money order payable to the Company in payment of the full Option Price for the number of Shares as to which the Option is being exercised; provided, however, that in lieu of payment in full in cash, the Option Holder may,

    (i) with the approval of the committee of the Company's Board of Directors charged with administration of the Plan (the "Committee"), pay the Option Price (or balance
    thereof) by tendering to the Company   shares of the
    Company's Class A Stock owned by the Option Holder and having a fair market value (as determined by the Committee in its absolute discretion) equal to the cash Option Price (or balance thereof) for the number of Shares as to which the Option is being exercised; or

    (ii) with the approval of the Committee, be entitled to pay the Option Price by tendering to the Company cash and an interest bearing promissory note (the "Note") in accordance with the provisions of Section 9(b) of the Plan.

6. RIGHTS AS A STOCKHOLDER. The Option Holder shall have no rights as a stockholder with respect to any shares covered by the Option until the issuance of a certificate or certificates to him for such shares. No adjustments shall be made for dividends or other rights for which the record date is
prior  to  the  date  of  issuance  of  such   certificate  or
certificates.

7. NON-ASSIGNABILITY. During the lifetime of the Option Holder, the Option may be exercised only by him, and the Option evidenced by this Agreement is not assignable or transferable except by will, by the laws of descent and distribution or to members of an Option Holder's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners. A transferred Option shall be subject to all of the same terms and conditions (including the restrictions on assignment contained in this Paragraph 7) as if such Option had not been transferred.

8. TERMINATION OF EMPLOYMENT. No option granted under the Plan shall be exercisable after the date of the Option Holder's termination of employment from the Company or a subsidiary for any reason other than death, except that an Option may be exercised at any time within three months after the termination of employment, but in each case prior to the expiration of the term of the Option, with respect to any or all shares for which the Option Holder could have exercised prior to the date of termination. Nothing in this Agreement, or the Option, shall confer on the Option Holder any right to continue in the employ of or perform services for the Company or any subsidiary, or interfere in any way with the right of the Company or any subsidiary to terminate the Option Holder's employment or services at any time.

9. DEATH OF OPTION HOLDER. In the event of the death of the Option Holder while an employee of the Company or a subsidiary, the Option may be exercised, to the extent of the number of shares to which the deceased Option Holder could have exercised it on the date of his death, by the deceased's estate, a personal representative or a beneficiary who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of the Option Holder, at any time prior to the Option expiration date or three months from the date of the appointment of a personal representative for the Option Holder, whichever is earlier.

10. CAPITAL ADJUSTMENTS. The number of shares of Stock covered by the Option, and the Option Price thereof, shall be subject to such adjustment as the Board or the Committee may deem appropriate to reflect any stock dividend, stock split, share combination, exchange of shares, recapitalization, liquidation or the like, of or by the Company. In the event the Company is merged or consolidated with another corporation (but subject to any required action by stockholders), the Option shall pertain to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled pursuant to such merger or consolidation.

11.  RESTRICTION ON EXERCISE.  If at any time the Board  or  the
Committee  determines   that  the  listing,   registration   or
qualification of the shares subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of the Option or the issue or purchase of such shares hereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board or the Committee, and any delay caused thereby shall in no way affect the date of expiration of the Option. The Option Holder shall have no rights against the Company if the Option is not exercisable or its exercise is delayed by virtue of the foregoing sentence.

12. WITHHOLDING TAXES. The Company shall have the right to require the Option Holder to remit to the Company an amount sufficient to satisfy all applicable withholding tax requirements prior to the delivery of any certificate or certificates for shares purchased by the Option Holder upon exercise of the Option.

13. AMENDMENTS. This Agreement shall be subject to any duly authorized amendments to the Plan, to the extent and as provided in Section 13 of the Plan.

14. NOTICE. Notices under this Agreement shall be in writing and, if to the Company, shall be delivered personally to the Secretary or any Assistant Secretary of the Company or mailed to the then principal office of the Company, addressed to the attention of the Secretary and, if to the Option
Holder, shall be delivered personally or mailed to the Option Holder at his address as the same shall appear on the records of the Company.

15. INTERPRETATION. All decisions and interpretations made by the Board or the Committee with regard to any question arising under this Agreement, or under the Plan, shall be binding and conclusive on the Company and the Option Holder.

16. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto, the successors and assigns of the Company and, to the extent provided in paragraphs 7 and 9 of this Agreement, the estate, personal representatives and beneficiaries of the Option Holder.

17. TAX CONSEQUENCES. The Option Holder shall consult his own tax advisers regarding the tax consequences to him of any particular exercise of the Option or sale of Option shares.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officer and the Option
Holder has duly signed this Agreement all on the day and year first above written.

Signatures

____________________________

ACCEPTED AND AGREED:

___________________________

























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

EXHIBIT 5


OPINION OF COUNSEL AS TO LEGALITY OF SECURITIES BEING REGISTERED

October 23, 1996

ICE Holdings, Inc.
1649 Appian Way, Ste. 103
Santa Monica, CA 90401

Re:     Form S-8 Registration Statement

Gentlemen:

I have acted as counsel to ICE Holdings, Inc., a Delaware corporation, (the "Company") in connection with the registration of 1,000,000 shares of Common Stock, par value $0.001 per share (the "Shares"), pursuant to the Company's Registration Statement filed on Form S-8 which is to be filed with the Securities and Exchange Commission on October 23, 1996, (the "Registration Statement").

In my capacity as counsel to the Company, I have examined and relied upon the Company's Articles of Incorporation and Bylaws, as amended, and the records of corporate proceedings with respect to the approval of the proposed registration and the offering and sale of the shares of Common Stock thereunder, and have made such other investigations as I have deemed necessary and prudent for the purposes of the opinions expressed herein.

       Based upon the foregoing, but subject to the penultimate paragraph of this letter, I am of the opinion that:

(1) The Company has been duly incorporated and is validly existing under the laws of the State of Delaware.

(2) The Company has corporate authority to issue the Shares in the manner and under the terms set forth in the Registration
Statement.

(3) The Shares have been duly authorized and, when issued in accordance with the 1996 Stock Option Plan referred to in the Registration Statement, will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement, to its use part of the Registration
Statement, and to the use of my name in the Registration
Statement.

Sincerely,

/s/ Gregory M. Wilson

Gregory M. Wilson
Attorney at Law

EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 of our reports appearing on the Skydoor Media & Entertainment, Inc. Form 10-KSB for the fiscal year ended March 31, 1996 and Form 10-QSB for the quarter ended June 30, 1996 filed with the Securities and Exchange Commission.


/s/ Fox & Fox
____________________________
Fox & Fox
Consent date: October 22, 1996